As filed with the Securities and Exchange Commission on March 8, 2004.

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	34-0577130 (I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)

THE TIMKEN COMPANY — LATROBE STEEL COMPANY
SAVINGS AND INVESTMENT PENSION PLAN
(Full title of the plan)

Scott A. Scherff
Corporate Secretary and Assistant General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)

(330) 438-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee

Common Stock without par value	5,000,000 shares	$22.26	$111,300,000	$14,101.71

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered pursuant to The Timken Company — Latrobe Steel Company Savings and Investment Pension Plan (the “Plan”).

(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for Common Stock on the New York Stock Exchange on March 1, 2004.

(3)	Estimated solely for the purposes of determining the registration fee.

              Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 (Registration No. 333-69129) as filed with the Securities and Exchange Commission on December 17, 1998, to register the Common Shares, without par value, of the Registrant to be issued under the Plan are hereby incorporated by reference. This registration statement on Form S-8 is filed for the purpose of registering an additional 5,000,000 Common Shares of the Registrant under the Plan.

Item 8.	Exhibits.

The following Exhibits are being filed as part of this registration statement:

5 23(a) 23(b) 24	Opinion of Counsel Consent of Independent Auditors Consent of Counsel (included in Exhibit 5) Power of Attorney

              Undertaking Regarding Status of Favorable Determination Letter Covering the Plan.

              We will submit the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 8th day of March 2004.

THE TIMKEN COMPANY

By: /s/Scott A. Scherff
Scott A. Scherff
Corporate Secretary and Assistant General Counsel

                         The Registrant. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President, Chief Executive Officer and Director	March 8, 2004
(Principal Executive Officer)
James W. Griffith

*	Executive Vice President — Finance and Administration	March 8, 2004
(Principal Financial Officer)
Glenn A. Eisenberg

*	Senior Vice President — Finance and Controller	March 8, 2004
(Principal Accounting Officer)
Sallie B. Bailey

*	Director	March 8, 2004

W.R. Timken, Jr.

*	Director	March 8, 2004

Stanley C. Gault

*	Director	March 8, 2004

John A. Luke, Jr.

*	Director	March 8, 2004

Robert W. Mahoney

*	Director	March 8, 2004

Jay A. Precourt

*	Director	March 8, 2004

Joseph W. Ralston

*	Director	March 8, 2004

Frank C. Sullivan

*	Director	March 8, 2004

John M. Timken, Jr.

*	Director	March 8, 2004

Ward J. Timken

*	Director	March 8, 2004

John M. Timken, Jr.

*	Director	March 8, 2004

Joseph F. Toot, Jr.

Director

Martin D. Walker

*	Director	March 8, 2004

Jacqueline F. Woods

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Company by Scott A. Scherff, Corporate Secretary and Assistant General Counsel of the Company, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED: March 8, 2004	By:	/s/Scott A. Scherff
Scott A. Scherff, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 8th day of March 2004.

THE TIMKEN COMPANY — LATROBE STEEL COMPANY SAVINGS AND INVESTMENT PENSION PLAN

By:	/s/Scott A. Scherff Scott A. Scherff Corporate Secretary and Assistant General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5	Opinion of Counsel
23(a)	Consent of Independent Auditors
23(b)	Consent of Counsel (included in Exhibit 5)
24	Power of Attorney